As filed with the Securities and Exchange Commission on June 16, 2006
                                                       Registration No. ___
                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8


                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933



                           ANALEX CORPORATION
         (Exact Name of Registrant as Specified in Its Charter)
         ------------------------------------------------------


Delaware                                         71-0869563
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)                Identification No.)

                    2677 Prosperity Avenue, Suite 400
                         Fairfax, Virginia 22031
      (Address, Including Zip Code, of Principal Executive Offices)

            Analex Corporation 2006 Long-Term Incentive Plan
                        (Full Title of the Plan)



                        Sterling E. Phillips, Jr.
                  President and Chief Executive Officer
                           Analex Corporation
                    2677 Prosperity Avenue, Suite 400
                         Fairfax, Virginia 22031
                             (703) 329-9400
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)



                                COPY TO:

                          Jane K. P. Tam, Esq.
                          Holland & Knight LLP
                     2099 Pennsylvania Avenue, N.W.
                                Suite 100
                         Washington, D.C.  20006
                             (202) 955-3000

                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
Title Of                                      Amount              Proposed          Maximum
Securities                                     To be              Maximum          Aggregate          Amount of
To be Rigistered                            Registered         Offering Price   Offering Price     Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02 per share,
Issuable Under Analex Corporation 2006
Long-Term Incentive Plan                    3,000,000<F1>shares     $2.20 <F2>    $6,600,000  <F2>    $ 706.20 <f2>

<F1>  This Registration Statement covers, in addition to the number of shares of Analex Corporation, a Delaware corporation (the "Company" or "Analex"), common stock, par value $0.02 per share (the "Common Stock"), stated above, and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, shares issued under such plan as a result of one or more adjustments under such plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

<F2>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of a share of Common Stock on June 13, 2006, as reported on the American Stock Exchange.


------------------------------------------------------------------------
                                 PART I

                       INFORMATION REQUIRED IN THE
                        SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule
424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


------------------------------------------------------------------------

                                 PART II

                       INFORMATION REQUIRED IN THE
                         REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

     (1) Our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 8, 2006;
     (2) Our current reports on Form 8-K filed on January 18, February 28, April 4, May 5, May 24, June 8 and June 14, 2006;
     (3) Our definitive proxy statement for the 2006 annual meeting, filed on April 14, 2006;
     (4) Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed on May 5, 2006;
     (5) All of our filings pursuant to the Exchange Act after the date of filing of this registration statement and prior to effectiveness of the registration statement; and
     (6) The description of the our common stock contained in our registration statement on Form 8-A filed on March 3, 2003.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated the law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Analex has included such a provision in its Certificate of Incorporation, as amended (the "Certificate of Incorporation").

     Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, Analex must indemnify those persons to fullest extent permitted by such law as so amended.

     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Analex's Amended and Restated Bylaws provide for indemnification to the fullest extent permitted or authorized by the DGCL or judicial or administrative decisions of each person who was or is a party or threatened to be made a party, or is otherwise involved in any action, suit, or proceeding against any liability or loss suffered and reasonable expenses reasonably incurred by him by reason of the fact that he is or was a director or officer of Analex or was serving at the request of Analex as a director, officer, employee or agent of another corporation. The foregoing right of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

     Analex's Amended and Restated Bylaws also provide that Analex shall advance expenses (including attorneys' fees) incurred by any current or former director or officer ("Indemnitee") in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of Analex; provided however, that the payment of such expenses shall be conditioned upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by Analex. Analex shall pay advances made to the Indemnitee within thirty days following its receipt of a written request therefore by the Indemnitee and on a current basis thereafter.

     Indemnification is required to be made unless Analex determines that the applicable standard of conduct required for indemnification has not been met. If Analex fails to make an indemnification payment in full within sixty days after a written claim has been received, the claimant may petition the court to file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, Analex shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Analex has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit
Number    Description of Exhibit
---------      ---------------------------

4.1       Analex Corporation 2006 Long-Term Incentive Plan (1)

5.1       Opinion of Holland & Knight LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Holland & Knight LLP (included in Exhibit 5).

24.1 Power of Attorney (included in this Registration Statement under "Signatures")

----------
(1) Filed as Annex A to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 14, 2006 and incorporated herein by this reference.

Item 9.        Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
          Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on June 15, 2006.

Analex Corporation


By: /s/ Sterling E. Phillips, Jr.           /s/ C. Wayne Grubbs
---------------------------------           --------------------------
Sterling E. Phillips, Jr.                    C. Wayne Grubbs
Chairman and Chief Executive Officer         Senior Vice President and
(Principal Executive Officer)                Chief Financial Officer
                                            (Principal Financial Officer and
                                             Principal Accounting Officer)

                    SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned directors of Analex Corporation hereby severally constitute and appoint Sterling E. Phillips, Jr. and C. Wayne Grubbs and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as directors to enable Analex Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date


/s/ Sterling E. Phillips, Jr.     Chairman and              June 15, 2006
Sterling E. Phillips, Jr.         Chief Executive Officer


/s/ Peter C. Belford, Sr.         Director                  June 15, 2006
Peter C. Belford, Sr.


/s/ C. Thomas Faulders, III       Director                 June 15, 2006
C. Thomas Faulders, III


/s/ Lincoln D. Faurer             Director                 June 15, 2006
Lincoln D. Faurer


/s/ Martin M. Hale, Jr.           Director                 June 15, 2006
Martin M. Hale, Jr.


/s/ Thomas L. Hewitt              Director                 June 15, 2006
Thomas L. Hewitt


/s/ Daniel P. March               Director                 June 15, 2006
Daniel P. March


/s/ Gerald A. Poch                Director                 June 15, 2006
Gerald A. Poch


/s/ Daniel R. Young               Director                 June 15, 2006
Daniel R. Young